Exhibit 10.2

AMENDMENT NUMBER FIVE TO

ROCK-TENN COMPANY

2004 INCENTIVE STOCK PLAN

Pursuant to the power reserved in § 15 of the Rock-Tenn Company 2004 Incentive Stock Plan, Rock-Tenn Company hereby amends the Plan as follows:

1. Section 14 of the Plan is hereby amended to read as follows:

If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 at the maximum payout, unless the period during which the performance goal is to be measured has ended before the Change Effective Date, in which event such issuance or forfeiture condition shall be based on the actual performance level achieved during the measurement period.

This Amendment Number Five shall be effective as of March 28, 2011.

ROCK-TENN COMPANY

By: /s/ Robert B. McIntosh

Title: Executive Vice President

Date: March 28, 2011